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                                                                    Exhibit 23.1





                       Consent of Independent Auditors



We consent to the incorporation by reference in this Registration Statement (Form S-8) dated June 29, 1995 pertaining to the 1987 Employee Stock Option Plan, as amended, of Children's Comprehensive Services, Inc. of our report dated May 15, 1995, with respect to the consolidated financial statements and schedule of Children's Comprehensive Services, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission and incorporated by reference in Form S-8 No. 33-33499, which is incorporated by reference in this Registration Statement.


                                                               ERNST & YOUNG LLP




Nashville, Tennessee
June 29, 1995